UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 8, 2011

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)
7900 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
(703) 273-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Proposed New Bank Credit Facility
On April 8, 2011, Sunrise Senior Living, Inc. (the “Company”) entered into a commitment letter, effective April 7, 2011 (the “Commitment Letter”), with KeyBank National Association (“KeyBank”) regarding the terms of a $50 million senior revolving line of credit (the “Credit Facility”). Upon execution of definitive documentation, the Credit Facility will be used for working capital and general corporate purposes. The Credit Facility will include a $20 million sublimit to support standby letters of credit and is expandable to $65 million if (i) additional lenders will commit to participate in the Credit Facility, and (ii) there are no defaults. The Credit Facility will be guaranteed by Sunrise Senior Living Services, Inc., Sunrise Senior Living Management, Inc., Sunrise Senior Living Investments, Inc. and Sunrise Development, Inc., and will be secured by the Company’s 40% equity interest in its joint venture with a wholly owned subsidiary of CNL Lifestyle Properties (“CNL”). The Credit Facility will replace the Company’s existing credit facility with Bank of America, National Association, under which the Company has no current borrowings and against which it is currently unable to draw. As of December 31, 2010, the Company had $13.5 million in outstanding letters of credit under the existing credit facility which are fully cash collateralized.
The Credit Facility will mature 3 years from closing, with a one-time right to extend for one year, with six months notice, provided no material event of default has occurred and the Company pays a 25 basis point extension fee. Payments on the Credit Facility will be interest only, payable monthly, with outstanding principal and interest due at maturity; prepayment at any time, subject to make whole provisions for breakage of certain LIBOR contracts. Pricing for the Credit Facility will be KeyBank’s base rate or LIBOR plus an applicable margin depending on the Company’s leverage ratio. The LIBOR margins range from 5.25% to 3.25%, and the base rate margins range from 3.75% to 1.75%. The Company will also be obligated to pay a fee, payable quarterly in arrears, if it does not meet certain usage requirements of the Credit Facility. Furthermore, a commitment fee of 1.0% of the Credit Facility will be payable at the closing, in addition to other administrative fees. The Credit Facility will require the Company and the guarantor subsidiaries to use KeyBank and affiliates as their primary relationship bank, including primary depository and cash management, except as required by contract.
The terms of the Credit Facility will allow the Company and the guarantor subsidiaries to (i) incur debt secured by senior living facilities in ordinary course financings; (ii) guaranty debt secured by senior living facilities; (iii) enter into and renew leases for senior living facilities; (iv) enter into completion guaranties for senior living facilities; (v) refinance existing debt; (vi) incur junior debt; and (vii) incur or guaranty any additional debt, to include development obligations, up to: (a) $10 million prior to December 31, 2011; (b) an additional $60 million during 2012; and (c) an additional $60 million during 2013.
The terms of the Credit Facility permit certain liens as follows: (i) liens on real property constituting senior living facilities arising from financing such senior living facilities; (ii) liens relating to the assignment of an agreement for the management or operation of senior living facilities in connection with financing thereof; (iii) other liens to secure obligations in an aggregate not to exceed $1 million; (iv) liens existing on the date of the commitment letter; and (v) other customarily permitted liens.
The financial covenants contemplated by the Credit Facility, calculated on a cumulative quarterly basis until a four quarter rolling average is achieved, include (i) maintaining certain leverage ratios of corporate indebtedness to cash flow; (ii) a minimum amount of cash flow before fixed charges over the next three years; and (iii) a liquidity requirement of unrestricted cash and/or cash equivalents of not less than $15 million. The Credit Facility also requires the Company to maintain an equity position in the CNL portfolio with a maximum collateral loan to value of 75%, based on the total Credit Facility amount outstanding.
The Credit Facility will contain customary events of default, including cross-default provisions to all recourse indebtedness (direct obligations of the Company or its guarantor subsidiaries) in an amount outstanding in excess of $30 million, but only if notice of default and demand for acceleration has been received.

Closing of the Credit Facility is subject to definitive documentation and other customary closing conditions. The Company expects to close on the Credit Facility within the next 90 days.
On April 14, 2011, the Company issued a press release announcing the execution of the Commitment Letter. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
     In connection with the Company’s ongoing efforts to reduce its general and administrative expenses, the Company eliminated 42 positions during the quarter ended March 31, 2011 and incurred $3.3 million of severance costs associated with these terminations. Further, during the quarter ended March 31, 2011, the Company’s general and administrative expenses included $1.0 million in professional expenses associated with its previously announced purchase and sale transaction on January 10, 2011 involving the Company’s interest in a portfolio of 29 communities it manages. In the transaction, the Company contributed its 10 percent interest in its previous joint venture with an affiliate of Arcapita for a 40% ownership interest in a new joint venture with CNL. Finally, during the quarter ended March 31, 2011, the Company’s general and administrative expenses included $0.2 million in professional expenses relating to the Credit Facility, and certain other transactions. These additional severance and general and administrative expenses will reduce the Company’s reported operating income and impact other financial metrics for the quarter ended March 31, 2011.
Item 8.01. Other Events.
     The Company has made revisions to the description of risk factors included as Item 1A to its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 25, 2011. The revised text of such description is attached to this Report as Exhibit 99.2 and is incorporated by reference into this Item.
Item 9.01. Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits. The following exhibits are furnished with this report:

Exhibit 99.1	Press Release issued by Sunrise Senior Living, Inc. dated April 14, 2011
Exhibit 99.2	Revised Risk Factors as of April 14, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.
Date: April 14, 2011	By:	/s/ Mark S. Ordan
		Name:	Mark S. Ordan
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press Release issued by Sunrise Senior Living, Inc. dated April 14, 2011
Exhibit 99.2	Revised Risk Factors as of April 14, 2011